Exhibit 99.1

SemGroup Reports Third-Quarter 2011 Results

Net Income Surpasses Same Period in 2010

SemGas and White Cliffs Pipeline Volumes Increase

Tulsa, OK – November 14, 2011 -SemGroup® Corporation (NYSE: SEMG) (“SemGroup”) today announced its financial results for the three and nine months ended September 30, 2011.

For the quarter ended September 30, 2011, SemGroup reported revenues of $393.4 million with net income of $14.3 million, or 34 cents per share, compared to revenue of $385.3 million with a net loss of $15.4 million, or a loss of 37 cents per share for the quarter ended September 30, 2010.

SemGroup’s adjusted earnings before interest, taxes, depreciation and amortization (“Adjusted EBITDA”) was $28.9 million for the quarter ended September 30, 2011, compared with a reported Adjusted EBITDA of $37.4 million for the same quarter in 2010. This decrease was primarily due to a reduction in White Cliffs Pipeline® ownership compared to the previous year and lower performance for SemStream®, L.P. and SemLogistics, while the other business units reported operational improvements (see the section of the release entitled “Non-GAAP Financial Measures” for a discussion on Adjusted EBITDA and a reconciliation of this measure to net income (loss) attributable to SemGroup).

SemGroup reported operating income of $9.9 million for the third quarter of 2011, compared to an operating income of $5 million for the same period last year. SemGroup’s improvement for the period was driven by higher volumes and margins reported for SemCrude®, L.P., SemGas®, L.P., SemMaterials MéxicoMR and SemCAMS ULC.

For the nine months ended September 30, 2011, SemGroup reported net income of $2.1 million, or 5 cents per share, on revenue of $1.14 billion, compared to a net loss of $127.4 million, or a loss of $3.08 per share, on revenue of $1.18 billion for the nine months ended September 30, 2010. Operating income for the nine months ended September 30, 2011, was $36.7 million, compared to an operating loss of $64.5 million for the same period last year. Adjusted EBITDA for the nine months ended September 30, 2011 totaled $84.2 million, compared to Adjusted EBITDA of $109 million for the nine months ended September 30, 2010.

“We are pleased with our operational improvement during the third quarter and the progress we have made on our strategic initiatives to generate sustained value for SemGroup stockholders,” said Norm Szydlowski, president and chief executive officer of SemGroup. “We continued to increase capacity and utilization across our assets, including a 56% increase in White Cliffs Pipeline volumes, an increase in SemCrude Cushing leased storage capacity and a 39% increase in SemGas volumes over the prior year, resulting in increased revenue.”

“In August, we filed a registration statement for the initial public offering of Rose Rock Midstream, L.P. as an MLP, which will be comprised of our SemCrude business and we recently completed the contribution of our SemStream assets to NGL Energy Partners LP in exchange for cash and equity interests.” said Szydlowski. “The Rose Rock MLP will provide a more tax-efficient entity that will be well positioned to create additional value for our stockholders through organic growth projects and acquisitions and we look forward to updating stockholders.”

Adjusted EBITDA Guidance

SemGroup is updating its 2011 guidance to reflect the absence of SemStream’s fourth quarter estimated earnings of $14—$18 million as a result of the contribution of SemStream’s assets to NGL Energy Partners LP, effective November 1, 2011. The updated guidance range is $106—$122 million. This excludes any potential impact of the recently announced initial public offering of common units in Rose Rock Midstream, L.P. as the ultimate timing of the offering is not yet known.

Third-Quarter Highlights

•	Nearly 49% reduction in White Cliffs Pipeline ownership from previous year

•	White Cliffs Pipeline throughput volumes increased 56% over prior year

•	Completed the White Cliffs Pipeline capacity expansion program to 70,000 plus barrels per day, including a pipeline interconnection in Kansas

•	SemCrude increased Cushing storage capacity 850,000 barrels over prior year

•	SemGas plant processing volumes increased 39% over prior year

•	Completed the Hopeton, OK gas plant expansion to handling increasing Mississippi Zone volumes

•	Filed Form S-1 registration statement with the SEC for the formation of Rose Rock Midstream, L.P.

•	Announced the SemStream transaction with NGL Energy Partners LP

•	SemLogistics continues to experience low utilization

•	SemStream lower product margins

Recent Developments

•	On November 1, 2011, we closed on the contribution of our SemStream business to NGL Energy Partners LP (NYSE: NGL) in exchange for cash and equity interests.

•	James H. Lytal was elected as the newest member of the SemGroup Board of Directors, effective November 4, 2011, to fill a vacancy on the Board.

Segment Results

SemCrude reported operating income of $8.3 million for the third quarter, $4.4 million higher than the same period last year, as increased volumes and margins more than offset the impact of the sale of a partial interest in White Cliffs Pipeline in the third quarter of 2010.

SemGas reported operating income of $2.3 million for the third quarter, $1.1 million higher than the same period last year as new wells in the Mississippi Zone in northern Oklahoma significantly increased utilization rates.

SemMaterials México reported operating income of $1 million for the third quarter, compared to an operating loss of $1.2 million in the same period last year. The stronger volumes and margins are based on an overall increase in asphalt sales.

SemCAMS reported operating income of $5.6 million for the third quarter, $1.6 million higher than the same period last year.

SemLogistics reported an operating loss of $1.4 million for the third quarter, compared to operating income of $4 million for the prior year’s quarter as backwardation in the European markets adversely affected the renewal of storage agreements.

Earnings Conference Call

SemGroup will host a conference call for investors today at 4:30 p.m. EDT. The call can be accessed live over the telephone by dialing 866.761.0748, or for international callers, 617.614.2706. The pass code for the call is 96908714. A replay will be available shortly after the call and can be accessed by dialing 888.286.8010, or for international callers, 617.801.6888. The pass code for the replay is 67157755. The replay will be available until November 21, 2011. Interested parties may also listen to a simultaneous webcast of the conference call by logging onto SemGroup’s Investor Relations website at ir.semgroupcorp.com. A replay of the webcast will also be available for a year following the call at ir.semgroupcorp.com on the Calendar of Events-Past Events page. An additional slide deck for third quarter 2011 earnings will be posted under Investor Relations/Presentations.

About SemGroup

Based in Tulsa, OK, SemGroup® Corporation (NYSE: SEMG) is a publicly traded midstream service company providing the energy industry the means to move products from the wellhead to the wholesale marketplace. SemGroup provides diversified services for end-users and consumers of crude oil, natural gas, natural gas liquids, refined products and asphalt. Services include purchasing, selling, processing, transporting, terminalling and storing energy.

SemGroup®,SemCrude®, SemGas®, SemMaterialsMéxicoMR, SemStream® and White Cliffs Pipeline® are registered trademarks of SemGroup Corporation.

Non-GAAP Financial Measures

Adjusted EBITDA is presented in this release for certain periods in 2011 and 2010. Adjusted EBITDA is not a generally accepted accounting principles (“GAAP”) measure and is not intended to be used in lieu of a GAAP presentation of net income/loss. Adjusted EBITDA is presented in this release because SemGroup believes it provides additional information with respect to its financial performance and its ability to meet future debt service, capital expenditures and working capital requirements. Adjusted EBITDA represents earnings before interest, taxes, depreciation and amortization, adjusted for selected items that SemGroup believes impact the comparability of financial results between reporting periods. Although SemGroup presents selected items that it considers in evaluating its performance, you should also be aware that the items presented do not represent all items that affect comparability between the periods presented. Variations in SemGroup’s operating results are also caused by changes in volumes, prices, exchange rates, mechanical interruptions and numerous other factors. These types of variances are not separately identified in this release. Because all companies do not use identical calculations, SemGroup’s presentation of Adjusted EBITDA may be different from similarly titled measures of other companies. A reconciliation of net income (loss) attributable to SemGroup to Adjusted EBITDA for the periods presented is included in the tables at the end of this release.

Consolidated Balance Sheets

(dollars in thousands, unaudited, condensed)	September 30, 2011	December 31, 2010
ASSETS
Current assets	$560,303	$563,091
Property, plant and equipment, net	739,497	781,815
Goodwill and other intangible assets	72,856	140,087
Investment in White Cliffs	145,138	152,020
Assets held for sale	113,008	—
Other noncurrent assets, net	19,130	30,175

Total assets	$1,649,932	$1,667,188

LIABILITIES AND OWNERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$9,099	$12
Other current liabilities	281,705	320,784

Total current liabilities	290,804	320,796

Long-term debt, excluding current portion	377,936	348,431
Other noncurrent liabilities	131,568	142,893

Total liabilities	800,308	812,120

Total owners’ equity	849,624	855,068

Total liabilities and owners’ equity	$1,649,932	$1,667,188

Consolidated Statements of Operations

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(dollars in thousands, except per share amounts, unaudited, condensed)	2011	2010	2011	2010
Revenues	$393,404	$385,299	$1,144,577	$1,177,204

Expenses:
Costs of products sold, exclusive of depreciation and amortization shown below	314,743	293,684	903,113	903,248
Operating	42,278	42,136	117,906	115,403
General and administrative	17,253	20,676	57,633	68,309
Depreciation and amortization	13,296	18,632	39,556	58,150
(Gain) loss on disposal or impairment of long-lived assets, net	(1)	5,192	(137)	96,581

Total expenses	387,569	380,320	1,118,071	1,241,691

Equity in earnings of White Cliffs	4,016	—	10,166	—

Operating income (loss)	9,851	4,979	36,672	(64,487)

Other expenses (income), net	(5,828)	18,409	31,395	64,654

Income (loss) from continuing operations before income taxes	15,679	(13,430)	5,277	(129,141)
Income tax expense (benefit)	1,308	2,242	3,202	(272)

Income (loss) from continuing operations	14,371	(15,672)	2,075	(128,869)
Income (loss) from discontinued operations, net of income taxes	(32)	348	(3)	1,724

Net income (loss)	14,339	(15,324)	2,072	(127,145)
Less: net income attributable to noncontrolling interests	—	108	—	225

Net income (loss) attributable to SemGroup Corporation	$14,339	$(15,432)	$2,072	$(127,370)

Net income (loss) attributable to SemGroup Corporation	$14,339	$(15,432)	$2,072	$(127,370)
Other comprehensive income (loss), net of income taxes	(18,103)	12,389	(11,465)	4,932

Comprehensive loss attributable to SemGroup Corporation	$(3,764)	$(3,043)	$(9,393)	$(122,438)

Net income (loss) attributable to SemGroup Corporation per common share:
Basic	$0.34	$(0.37)	$0.05	$(3.08)
Diluted	$0.34	$(0.37)	$(0.15)	$(3.08)

Adjusted EBITDA Calculation

	Three Months Ended September 30,		Nine Months Ended September 30,
(dollars in thousands, unaudited)	2011	2010	2011	2010
Net income (loss) attributable to SemGroup Corporation	$14,339	$(15,432)	$2,072	$(127,370)
Add: Interest expense	6,019	21,112	49,389	66,509
Add: Income tax expense (benefit)	1,308	2,242	3,202	(272)
Add: Depreciation and amortization expense	13,296	18,632	39,556	58,150

EBITDA	34,962	26,554	94,219	(2,983)
Selected items impacting comparability	(6,081)	10,857	(9,970)	111,971

Adjusted EBITDA	$28,881	$37,411	$84,249	$108,988

Selected Items Impacting Comparability

(dollars in thousands, unaudited)	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010
Loss (gain) on disposal or impairment of long-lived assets	$(1)	$5,192	$(137)	$96,581
Loss (income) from discontinued operations	32	(348)	3	(1,724)
Foreign currency transaction (gain) loss	(2,874)	(39)	(3,430)	1,556
Employee severance expense	—	—	4,374	—
Impact of change in basis of NGL inventory in fresh-start reporting	—	—	—	27,819
Unrealized (gain) loss on derivative activities	(2,301)	5,290	(9,394)	(17,662)
Change in fair value of warrants	(4,684)	(937)	(8,258)	(2,920)
Reversal of allowance on goods and services tax receivable	—	—	(4,144)	—
Depreciation and amortization included within equity earnings of White Cliffs	2,659	—	7,967	—
Allowance on (recovery of) receivable from AGE Refining	(300)	—	(900)	3,640
Restricted stock expense	1,388	1,699	3,949	4,681

Selected items impacting comparability	$(6,081)	$10,857	$(9,970)	$111,971

Adjusted EBITDA Guidance Calculation

(dollars in millions, unaudited)	Low	High
Net income (loss) attributable to SemGroup	$1	$14
Add: Interest expense	54	55
Add: Income tax expense (benefit)	5	6
Add: Depreciation and amortization	52	53

EBITDA	112	128
Selected items impacting comparability	(6)	(6)

Adjusted EBITDA	$106	$122

Selected Items Impacting Comparability

(dollars in millions, unaudited)	Low	High
Depreciation and amortization included within
Loss (gain) on disposal or impairment of long-lived assets	$(0)	$(0)
Loss (income) from discontinued operations	0	0
Foreign currency transaction (gain)/loss	(3)	(3)
Employee severance expense	4	4
Unrealized (gain)/loss on derivative activities	(9)	(9)
Change in fair value of warrants	(8)	(8)
Reversal of allowance on goods and services tax receivable	(4)	(4)
Depreciation and amortization included within equity in earnings of White Cliffs	11	11
Allowance on (recovery of) receivable from AGE Refining	(1)	(1)
Restricted stock expense	5	5

Selected items impacting comparability	$(6)	$(6)

Forward-Looking Statements

Certain matters contained in this Press Release include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. We make these forward-looking statements in reliance on the safe harbor protections provided under the Private Securities Litigation Reform Act of 1995.

All statements, other than statements of historical fact, included in this Press Release including the prospects of our industry, our anticipated financial performance, NGL Energy’s anticipated financial performance, management’s plans and objectives for future operations, business prospects, outcome of regulatory proceedings, market conditions and other matters, may constitute forward-looking statements. Although we believe that the expectations reflected in these forward-looking statements are reasonable, we cannot assure you that these expectations will prove to be correct. These forward-looking statements are subject to certain known and unknown risks and uncertainties, as well as assumptions that could cause actual results to differ materially from those reflected in these forward-looking statements. Factors that might cause actual results to differ include, but are not limited to, our ability to comply with the covenants contained in and maintain certain financial ratios required by our credit facilities; NGL Energy’s operations, which we do not control; the possibility that our hedging activities may result in losses or may have a negative impact on our financial results; any sustained reduction in demand for the petroleum products we gather, transport, process and store; our ability to obtain new sources of supply of petroleum products; our failure to comply with new or existing environmental laws or regulations or cross border laws or regulations; the possibility that the construction or acquisition of new assets may not result in the corresponding anticipated revenue increases; any future impairment to goodwill resulting from the loss of customers or business; changes in currency exchange rates; and the risks and uncertainties of doing business outside of the U.S., including political and economic instability and changes in local governmental laws, regulations and policies, as well as other risk factors discussed from time to time in each of our documents and reports filed with the SEC.

Readers are cautioned not to place undue reliance on any forward-looking statements contained in this Press Release, which reflect management’s opinions only as of the date hereof. Except as required by law, we undertake no obligation to revise or publicly release the results of any revision to any forward-looking statements.

Additional Information

This communication does not constitute an offer to buy or solicitation of an offer to sell any securities or a solicitation of any vote, consent or approval. No tender offer for the shares of SemGroup has commenced at this time. If a tender offer is commenced, SemGroup may file a solicitation/recommendation statement with the U.S. Securities and Exchange Commission (SEC). Any solicitation/recommendation statement filed by SemGroup that is required to be mailed to stockholders will be mailed to stockholders of SemGroup. In addition, SemGroup may file a proxy statement and other documents with the SEC. Any definitive proxy statement will be mailed to stockholders of SemGroup. INVESTORS AND SECURITY HOLDERS OF SEMGROUP ARE URGED TO READ THESE AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders will be able to obtain free copies of these documents (if and when available) and other documents filed with the SEC by SemGroup through the web site maintained by the SEC at http://www.sec.gov.

A registration statement relating to the common units of Rose Rock Midstream, L.P., a Master Limited Partnership, has been filed with the SEC, but has not yet become effective. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This announcement does not constitute an offer to sell, or the solicitation of an offer to buy, any securities. Any offers, solicitations of offers to buy or sales of securities will only be made in accordance with the registration requirements of the Securities Act of 1933, as amended, or an exemption therefrom.

Certain Information Regarding Participants

SemGroup and certain of its respective directors and executive officers may be deemed to be participants under the rules of the SEC in any future solicitation of proxies or consents from SemGroup’s stockholders in respect of the matters discussed herein. Security holders may obtain information regarding the names, affiliations and interests of SemGroup’s directors and executive officers in SemGroup’s Annual Report on Form 10-K for the year ended December 31, 2010, which was filed with the SEC on March 31, 2011, and its proxy statement for the 2011 Annual Meeting, which was filed with the SEC on April 21, 2011. These documents can be obtained free of charge from the sources indicated above. Additional information regarding the interests of these participants in any proxy solicitation or consent solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will also be included in future filings with the SEC.

Contacts:

Investor Relations:

Alisa Perkins

918-524-8081

investor.relations@semgroupcorp.com

Media:

Liz Barclay

918-524-8158

lbarclay@semgroupcorp.com